EXHIBIT 99.1

CONTACT:

Tierney Saccavino

(917) 783-0251

tsaccavino@acorda.com

FOR IMMEDIATE RELEASE

Acorda Therapeutics Announces Completion of Sale of Manufacturing Operations to Catalent

ARDSLEY, NY – February 11, 2021 - Acorda Therapeutics, Inc. (Nasdaq: ACOR) today announced that it has completed the sale of its manufacturing operations in Chelsea, Massachusetts to Catalent. Under the terms of the agreement, Catalent has paid Acorda $80 million in cash, resulting in expected net proceeds to Acorda of approximately $74 million after transaction fees and expenses and settlement of customary post-closing adjustments. In connection with the sale, Acorda and Catalent have entered into a long-term global supply agreement under which Catalent will manufacture and package INBRIJA for Acorda, ensuring an uninterrupted drug supply for Acorda’s patients and continued adherence to best-in-class manufacturing quality and safety standards.

About Acorda Therapeutics

Acorda Therapeutics develops therapies to restore function and improve the lives of people with neurological disorders. INBRIJA® (levodopa inhalation powder) is approved for intermittent treatment of OFF episodes in adults with Parkinson’s disease treated with carbidopa/levodopa. INBRIJA is not to be used by patients who take or have taken a nonselective monoamine oxidase inhibitor such as phenelzine or tranylcypromine within the last two weeks. INBRIJA utilizes Acorda’s innovative ARCUS® pulmonary delivery system, a technology platform designed to deliver medication through inhalation. Acorda also markets the branded AMPYRA® (dalfampridine) Extended Release Tablets, 10 mg.

Forward-Looking Statements

This press release includes forward-looking statements. All statements, other than statements of historical facts, regarding management's expectations, beliefs, goals, plans or prospects should be considered forward-looking. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including: we may not be able to successfully market AMPYRA, INBRIJA or any other products under development; the COVID-19 pandemic, including related quarantines and travel restrictions, and the potential for the illness to affect our employees or consultants or those that work for other companies we rely upon, could have a material adverse effect on our business operations or product sales; our ability to raise additional funds to finance our operations, repay outstanding indebtedness or satisfy other obligations, and our ability to control our costs or reduce planned expenditures and take other actions which are necessary for us to continue as a going concern; risks associated with the trading of our common stock and our reverse stock split; risks related to our workforce, including our ability to realize the expected benefits of our corporate restructuring; risks associated with complex, regulated manufacturing processes for pharmaceuticals, which could affect whether we have sufficient commercial supply of

INBRIJA to meet market demand; our reliance on third-party manufacturers for the production of commercial supplies of AMPYRA and INBRIJA; third party payers (including governmental agencies) may not reimburse for the use of INBRIJA or our other products at acceptable rates or at all and may impose restrictive prior authorization requirements that limit or block prescriptions; competition for INBRIJA, AMPYRA and other products we may develop and market in the future, including increasing competition and accompanying loss of revenues in the U.S. from generic versions of AMPYRA (dalfampridine) following our loss of patent exclusivity; the ability to realize the benefits anticipated from acquisitions, among other reasons because acquired development programs are generally subject to all the risks inherent in the drug development process and our knowledge of the risks specifically relevant to acquired programs generally improves over time; the risk of unfavorable results from future studies of INBRIJA (levodopa inhalation powder) or from our other research and development programs, or any other acquired or in-licensed programs; the occurrence of adverse safety events with our products; the outcome (by judgment or settlement) and costs of legal, administrative or regulatory proceedings, investigations or inspections, including, without limitation, collective, representative or class action litigation; failure to protect our intellectual property, to defend against the intellectual property claims of others or to obtain third party intellectual property licenses needed for the commercialization of our products; and failure to comply with regulatory requirements could result in adverse action by regulatory agencies.

These and other risks are described in greater detail in our filings with the Securities and Exchange Commission. We may not actually achieve the goals or plans described in our forward-looking statements, and investors should not place undue reliance on these statements. Forward-looking statements made in this press release are made only as of the date hereof, and we disclaim any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

###